                                                                    Exhibit 21.1

                             ARLINGTON TANKERS LTD.
                                A BERMUDA COMPANY

                        LIST OF WHOLLY-OWNED SUBSIDIARIES

o    Vision Ltd.

o    Victory Ltd.

o    Companion Ltd.

o    Compatriot Ltd.

o    Concord Ltd.

o    Consul Ltd.